EXHIBIT 23.4


                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 2000 relating to the financial statements of Tallan, Inc., which appears in the Current Report on Form 8-K of CMGI, Inc. dated March 9, 2000.

  /s/ PricewaterhouseCoopers LLP
  ------------------------------------

  PricewaterhouseCoopers LLP
  Hartford, Connecticut
  March 31, 2000